Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Irenic Sponsor, LLC
Address of Joint Filer:	c/o Irenic Acquisition Corp.
767 Fifth Avenue, 15th Floor
New York, NY 10153
Relationship of Joint Filer to Issuer:	10% Owner, Other (Director by Deputization)
Issuer Name and Ticker or Trading Symbol:	Irenic Acquisition Corp. [IACQ]
Date of Event Requiring Statement:
(Month/Day/Year):	04/27/2026
Name of Joint Filer:	Adam Katz
Address of Joint Filer:	c/o Irenic Acquisition Corp.
767 Fifth Avenue, 15th Floor
New York, NY 10153
Relationship of Joint Filer to Issuer:	Director, Officer (Chief Executive Officer)
Issuer Name and Ticker or Trading Symbol:	Irenic Acquisition Corp. [IACQ]
Date of Event Requiring Statement:
(Month/Day/Year):	04/27/2026